Exhibit 99.2

Execution Version

IDEXX LABORATORIES, INC.

$75,000,000 3.72% Senior Notes due September 4, 2026

NOTE PURCHASE AGREEMENT

Dated July 22, 2014

SCHEDULE A	—	DEFINED TERMS

SCHEDULE 1	—	FORM OF 3.72% SENIOR NOTE DUE SEPTEMBER 4, 2026

SCHEDULE 4.5	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE 5.6	—	DISCLOSED MATTERS

SCHEDULE 5.10(b)	—	CANADIAN BENEFIT PLANS AND PENSION PLANS

SCHEDULE 5.12	—	SUBSIDIARIES

SCHEDULE 10.1	—	EXISTING INDEBTEDNESS

SCHEDULE 10.2	—	LIENS

EXHIBIT A	—	FORM OF SUBSIDIARY GUARANTEE AGREEMENT

$75,000,000 3.72% Senior Notes due September 4, 2026

July 22, 2014

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

IDEXX Laboratories, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.3, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its 3.72% Senior Notes due September 4, 2026 (the “Notes”) as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13. The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York, 10036, at 11:00 a.m., New York time, at a closing (the “Closing”) on September 4, 2014. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 458001259428 at Bank of America, N.A., 100 Middle Street, 2nd Floor, Portland, ME 04101-4100, Account name: IDEXX Laboratories Inc. Operating Account, Routing/Transit for Wires: 026009593, SWIFT: BOFAUS3N. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction or such failure by the Company to tender such Notes.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in the Transaction Documents shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 9.8), no Default or Event of Default shall have occurred and be continuing and no Change in Control shall have occurred.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that (i) the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled and (ii) the execution, delivery and performance of this Agreement and the issuance of the Notes hereunder are permitted under Section 6.6 of the Bank Agreement.

(b) Secretary’s Certificate of Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

(c) Secretary’s Certificate of Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of its Subsidiary Guarantee Agreement and (ii) such Subsidiary Guarantor’s organizational documents as then in effect.

(d) Good Standing Certificates. The Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of good standing or existence dated as of a recent date from the Secretary of State of its state of formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e) Certified Articles. The Company and each Subsidiary Guarantor shall have delivered to such Purchaser certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents from the Secretary of State of its state of formation.

Section 4.4. Guarantee. Such Purchaser shall have received, in form and substance satisfactory to such Purchaser, a Subsidiary Guarantee Agreement in the form of Exhibit A, duly executed and delivered by (a) each US Subsidiary of the Company that Guarantees the Company’s obligations under, or is a co-obligor with respect to the Company’s obligations under, any Material Credit Facility and (b) any Foreign Subsidiary of the Company that Guarantees the Company’s obligations or the obligations of any US Subsidiary under any Material Credit Facility.

Section 4.5. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, covering the matters set forth in Schedule 4.5 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from King & Spalding LLP, the Purchasers’ special counsel in connection with such transactions covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.6. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.8. Payment of Facility Fee and Special Counsel Fees. The Company shall have paid on or before the Closing a $37,500 facility fee to NYL Investors LLC. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.10. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following December 31, 2012.

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing (or its jurisdictional equivalent, if any) under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Credit Party and each Subsidiary is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 5.2. Authorization; Enforceability. The Transactions are within each Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any law or regulation, applicable to the Credit Parties or any Material Subsidiaries in any material respect or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Credit Parties, and (d) will not result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries.

Section 5.4. Financial Condition. The Company has heretofore furnished to the Purchasers its consolidated balance sheet and statements of income, stockholders equity and cash flows (a) as of and for the fiscal year ended December 31, 2013, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (b) as of and for the fiscal quarter ended March 31, 2014, and the portion of the fiscal year then ended, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year- end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

Section 5.5. Properties.

(a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) The Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions, as of the date of this Agreement.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 5.7. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 5.8. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.

Section 5.9. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (within any applicable extension) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10. ERISA and Pensions.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $10,000,000, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans by more than $10,000,000. For greater certainty, this subsection does not apply to Canadian Benefit Plans or Canadian Pension Plans.

(b) As of the date hereof, Schedule 5.10(b) lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained by or contributed to by the Company and its Subsidiaries. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. The Company and each of its Subsidiaries are in material compliance with and have performed all of their respective obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 5.10(b) and other than routine claims for benefits, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There has been no partial termination of any Canadian Pension Plan and, to the Company’s knowledge, no facts or circumstances have occurred or existed which could result in a partial termination of any Canadian Pension Plans.

(c) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.10(c) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.12. Subsidiaries. As of the date hereof, Schedule 5.12 is a complete list of each of the Company’s Subsidiaries and such Subsidiary’s jurisdiction of incorporation.

Section 5.13. Federal Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage in any activities, nor shall use any portion of the proceeds of the Notes be used for any purpose, which in either case violate or are inconsistent with the provisions of Regulations U and X of the Board as now and from time to time hereafter in effect.

Section 5.14. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.15. Foreign Assets Control Regulations, Etc.

(a) Neither the Company, the Subsidiaries or any Affiliates of the Company or, to the Company’s knowledge, any of the directors, officers, brokers or other agents of any of the foregoing entities acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any holder of Notes or any such holder’s Affiliates, is a Designated Person.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Designated Person or will otherwise be used by the Company, the Subsidiaries or any Affiliates of the Company, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Designated Person, or (ii) otherwise in violation of any Sanctions Laws and Regulations.

(c) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company, each Subsidiary and each Affiliate of the Company is in compliance with all applicable current Anti-Money Laundering Laws and Sanctions Laws and Regulations.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment; Accredited Investor.

(a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

(b) Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	[INTENTIONALLY OMITTED].

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. The entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5.0% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Prepayment of Notes upon Change in Control.

(a) Notice of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Change of Control Prepayment Date”) which shall be a Business Day. Such date shall be not less than 30 days and not more than 60 days after the Change in Control.

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 days prior to the Change of Control Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Change of Control Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change of Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Section 8.9. Prepayment in Connection with Asset Dispositions. In the event the Company elects to make a Debt Prepayment Application pursuant to Section 10.3(g), the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to make such prepayment on a Business Day which is not less than 30 and not more than 60 days after the date of the notice of offer (the “Disposition Prepayment Date”)), together with accrued interest thereon to the date of such prepayment (but without Make-Whole Amount or other premium). Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer not later than 15 days prior to the Disposition Prepayment Date by giving notice of such acceptance or rejection to the Company, provided, however, that any holder of a Note who fails to so notify the Company not later than 15 days prior to the Disposition Prepayment Date shall be deemed to have rejected such offer. If any holder of a Note rejects or is deemed to have rejected such offer of prepayment in accordance with the preceding sentence, then, for the purposes of determining compliance with Section 10.3(g), the Company nevertheless will be deemed to have made a Debt Prepayment Application in an amount equal to the Ratable Portion for such Note. The Company shall prepay on the Disposition Prepayment Date the Ratable Portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.9, together with accrued interest thereon to the date of such prepayment (but without Make-Whole Amount or other premium).

For purposes of this Section 8.9, “Ratable Portion” for any Note means, with respect to a Debt Prepayment Application, an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries subject to such prepayment (or a required offer of such prepayment).

SECTION 9.	AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Financial Statements and Other Information.

The Company will furnish to each Purchaser and the holders of the Notes:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Senior Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year- end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Senior Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 10.7 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange or any applicable securities commission in Canada, or distributed by the Company to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Required Holders may reasonably request. Any delivery of the items required to be delivered by (i) clauses (a), (b), and (d) of this Section by the Company shall be deemed to have been delivered to the holders of the Notes upon the filing of such items with the Securities and Exchange Commission or other applicable securities commission, provided that such items are readily available for public viewing on EDGAR, or (ii) clause (c) of this Section by the Company shall be deemed satisfied by delivery to the Company of such items for posting to Intralinks or other such similar system (to the extent Intralinks or such other system has been established, is functioning and is accessible to each holder of Notes). For the avoidance of doubt, in any event, any delivery of the items required to be delivered by this Section 9.1 by the Company shall be deemed to have been delivered to the holders of the Notes upon such items being delivered to the holders of the Notes by the Company in accordance with Section 18.

Section 9.2. Notices of Material Events. The Company will furnish to the holders of the Notes prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries with respect to any Plan in an aggregate amount exceeding $10,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 9.3. Existence; Conduct of Business. The Company (a) will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (b) except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.3.

Section 9.4. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 9.5. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of clause (a) herein, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 9.6. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Required Holders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested, provided that such visits shall not occur more than once per calendar year unless an Event of Default has occurred and is continuing.

Section 9.7. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.8. Use of Proceeds. The proceeds of the Notes will be used only for general corporate purposes of the Company and its Subsidiaries, including stock repurchases, acquisitions and the refinancing of other indebtedness. No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 9.9. Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees the obligations of the Company or otherwise becomes liable with the Company at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness of the Company under any Material Credit Facility (but, in any case, other than an Excluded Foreign Subsidiary) to concurrently therewith:

(a) enter into a Subsidiary Guarantee Agreement in the form of Exhibit A; and

(b) deliver the following to each of holder of a Note:

(i) an executed counterpart of such Subsidiary Guarantee Agreement;

(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.3 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guarantee Agreement rather than the Company);

(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guarantee Agreement and the performance by such Subsidiary of its obligations thereunder; and

(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guarantee Agreement as the Required Holders may reasonably request.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of this Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10.	NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under any Subsidiary Guarantee Agreement;

(b) Indebtedness existing on the date hereof and up to the full commitment with respect to such Indebtedness as set forth in Schedule 10.1 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth in Schedule 10.1;

(c) Indebtedness of any Subsidiary to the Company or any other Subsidiary;

(d) Indebtedness of any Subsidiary Guarantors;

(e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

(f) Cash Pooling Obligations (i) owing from any Subsidiary to another Subsidiary or (ii) owing from any Subsidiary to any third party financial institution providing the cash management services in an aggregate amount not exceeding the aggregate amount of cash and cash equivalents securing such Cash Pooling Obligations;

(g) Indebtedness of any Subsidiary as an account party in respect of issued and undrawn (i) standby letters of credit in an amount not to exceed $10,000,000, and (ii) trade letters of credit;

(h) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $100,000,000, the proceeds of which are repatriated to the Company or any US Subsidiary; and

(i) additional Indebtedness of Subsidiaries not to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available.

Section 10.2. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (unless it makes, or causes to be made, effective provision whereby the Notes (and any guaranty delivered in connection therewith) will concurrently be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, including without limitation, an intercreditor agreement and opinions of counsel to the Company and/or such Subsidiary, as the case may be, from counsel reasonably acceptable to the Required Holders (such Liens being herein referred to as “Equal and Ratable Liens”) except:

(a) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 10.2; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) to the extent such Lien is on assets of a Subsidiary, such Lien shall secure only those obligations which it secures on the date hereof, up to the full commitment amount of Indebtedness as set forth on Schedule 10.1 or Schedule 10.2 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth on Schedule 10.1;

(b) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or any refinancing or replacement of such obligation which does not increase the principal amount of any such obligations), as the case may be;

(c) Liens on fixed or capital assets acquired, constructed or improved by the Company; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Subsidiary; provided that (i) to the extent such Lien is on assets of a Subsidiary, such security interests secure Indebtedness permitted by clause (e) of Section 10.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) Liens on any cash and cash equivalents securing Cash Pooling Obligations permitted by Section 10.1(f)(ii);

(f) Permitted Encumbrances;

(g) Liens against the assets of the Company that is an employer under a Canadian Pension Plan, in respect of employee contributions withheld or remitted, until such time as the contributions are due to be paid into the fund of a Canadian Pension Plan pursuant to applicable law;

(h) any Lien arising under Article 24 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions; and

(i) additional Liens securing Indebtedness not to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available; provided that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this clause (i) any Indebtedness outstanding under or pursuant to a Material Credit Facility (excepting only Liens on cash collateral required to be posted by the Company and or any Subsidiary under any Material Credit Facility to secure the exposure of any lender that has become a “Defaulting Lender” (as defined in such Material Credit Facility) for reimbursement obligations with respect to, or participations in, letters of credit or swingline loans) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured by Equal and Ratable Liens.

Section 10.3. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a) any Subsidiary may merge with the Company in a transaction in which the Company is the surviving corporation;

(b) [Intentionally Omitted];

(c) any Subsidiary (other than a Subsidiary Guarantor) may merge with any Person (other than a Subsidiary Guarantor or the Company) in a transaction in which the surviving entity is a Subsidiary;

(d) any Subsidiary Guarantor may merge with any Person in a transaction in which the surviving entity is a Subsidiary Guarantor or the Company, and the Company may merge with any Person in a transaction in which the surviving entity is the Company;

(e) the Company and any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company, a Subsidiary Guarantor or to another Subsidiary;

(f) any Subsidiary that is not a Subsidiary Guarantor may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes;

(g) the Company and any Subsidiary may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) other assets and properties so long as the Net Proceeds Amount with respect thereto is applied to a Debt Prepayment Application (including making an offer to prepay the Ratable Portion of the Notes in accordance with Section 8.9) or a Property Reinvestment Application within one year after such asset disposition (or with respect to cash proceeds received after such asset disposition is consummated, within one year after receipt of such cash proceeds); provided that the Net Proceeds Amount shall not be required to be applied to a Debt Prepayment Application or Property Reinvestment Application except to the extent that such Net Proceeds Amount arises from the sale, transfer, lease and other disposition of assets with an aggregate net book value in any fiscal year of the Company in excess of 10% of the Company’s consolidated tangible assets as set forth on the Company’s most recently delivered audited financial statements, and only to the extent of such excess; and

(h) any Person may merge with and into the Company, any Subsidiary Guarantor or any of its direct or indirect wholly-owned Subsidiaries in an Acquisition.

Section 10.4. Priority Debt. The Company will not, at any time, permit the aggregate amount of Priority Debt to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available.

Section 10.5. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions otherwise expressly permitted by this Section 10, (d) Permitted Investments or (e) other transactions involving aggregate payments or other market value in an amount not to exceed $20,000,000.

Section 10.6. [Intentionally Omitted].

Section 10.7. Financial Covenants.

(a) The Company will not permit the Consolidated Leverage Ratio as of the last day of any Reference Period to be greater than 3.50:1.00.

(b) For purposes of determining the Consolidated Leverage Ratio for any Reference Period, there shall be (i) included, at the Company’s discretion, in Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business acquired by (and thereafter owned by) the Company or any Subsidiary of the Company during such period as if such Person or business had been acquired on the day before the first day of such period and (ii) excluded from such Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business disposed of by the Company or any Subsidiary of the Company during such period as if such Person or business were disposed of on the first day of such period. For purposes hereof, the Consolidated EBITDA attributable to any such acquired or disposed Person or business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA hereunder.

Section 10.8. Sanctions Laws and Regulations. The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any Person, (a) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (b) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to any Transaction Document including, without limitation, the Purchasers or the holders of the Notes. None of the funds or assets of the Company that are used to pay any amount due pursuant to any Transaction Document shall constitute funds obtained from transactions with or relating to Designated Persons that would result in a violation of any Sanctions Laws and Regulations by any party to any Transaction Document including, without limitation, the holders of the Notes.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of this Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of, any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 11) payable under any Transaction Document, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, and such failure shall continue unremedied for a period of three Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 9.2, 9.3 (with respect to the Company’s existence) or 9.8 or in Section 10;

(e) the Company or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (a), (b) or (d) of this Section 11), and such failure shall continue unremedied for a period of 30 days after notice thereof from any holder of Notes);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, beyond any applicable grace or cure period;

(g) any event or condition occurs (and continues beyond any applicable grace or cure period) that results in any Material Indebtedness becoming due prior to its scheduled maturity or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any requirement to deliver cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company to the holders of Convertible Indebtedness upon conversion thereof (other than any right to so convert such Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated), or (iii) any right of any holder of Convertible Indebtedness to require the repurchase, repayment or redemption of such Convertible Indebtedness on a predetermined date provided in the documentation for such Convertible Indebtedness (other than any right to so require the repurchase, repayment or redemption of such Convertible Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated) or, for the avoidance of doubt, any offer to repurchase, repay or redeem Convertible Indebtedness on such date or the delivery of a notice with respect thereto;

(h) an involuntary case, action or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case, action, proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any case, action or proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 11, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such case, action or proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall admit in writing its inability to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment that is not promptly stayed;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries with respect to any Plan, in an aggregate amount exceeding $10,000,000 from and after the date of this Agreement; or

(m) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Credit Party or any other Person shall contest in any manner the validity or enforceability of any Transaction Document; or any Credit Party shall deny that it has any or further liability or obligation under any Transaction Document, or shall purport to revoke, terminate or rescind any Transaction Document.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(h) or (i) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guarantee Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guarantee Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guarantee Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guarantee Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guarantee Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guarantee Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guarantee Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guarantee Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guarantee Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guarantee Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guarantee Agreement by a holder of a Note that has transferred or has agreed to transfer its Note (or otherwise in contemplation of a repurchase or prepayment of its Note) to the Company, any Subsidiary or any Affiliate of the Company or any other Person in connection with, or in anticipation of, an acquisition of, tender offer for, or merger with the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guarantee Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guarantee Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guarantee Agreement or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guarantee Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer with a copy to the Office of General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

(a) Each Purchaser agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company, (h)

to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Purchaser on a nonconfidential basis from a source other than the Company or (i) to the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to any Purchaser on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Purchasers agrees to use reasonable commercial efforts (if it may legally do so) to provide prior notice of any disclosure of Information pursuant to clauses (b) or (c) above.

(b) EACH PURCHASER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 20(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE PURCHASERS PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH PURCHASER REPRESENTS TO THE COMPANY THAT IT HAS IDENTIFIED IN ITS NOTICE INFORMATION A CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute

Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Accounting Terms. Except as otherwise expressly provided herein, (i) all terms of an accounting or financial nature shall be construed in accordance with GAAP, (ii) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (iii) all financial statements shall be prepared in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders, not to be unreasonably withheld or delayed); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained herein, unless the Company gives notice to the holders of the Notes that the Company has elected to proceed in accordance with the immediately preceding sentence, the definitions of Consolidated Total Debt, Consolidated EBITDA, Consolidated Interest Charges and Indebtedness and all provisions of Section 10 (to the extent such definitions and provisions relate to the accounting for operating leases) shall be calculated, and the Company’s compliance with such provisions (to such extent) shall be determined, on the basis of GAAP in effect as of the date of this Agreement, without giving effect to any subsequent changes. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.8. Transaction References. The Company agrees that NYL Investors LLC may (a) refer to its role in establishing this facility, as well as the identity of the Company and the aggregate principal amount of the Notes and the date of the Closing, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

Section 22.9. Release of Guarantees. In the event (a) of a disposition of all the Equity Interests in a Subsidiary Guarantor to a Person other than the Company or an Affiliate of the Company in a transaction not prohibited by any covenant contained in this Agreement, (b) of the release of any Subsidiary Guarantor from all Guarantees granted by such Subsidiary Guarantor in connection with the then-existing Material Credit Facilities or (c) that (whether as a result of a release, refinancing or otherwise) the Guarantees granted by all Subsidiary Guarantors with respect to all then-existing Material Credit Facilities have been (or substantially contemporaneously with the release under the Subsidiary Guarantee Agreement will be) released, at the election of the Company and by written notice to each holder of Notes, each such Subsidiary Guarantor shall be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guaranty, (iii) each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information reasonably required to establish compliance with the foregoing requirements and (iv) to the extent that any fee is paid to lenders under the Material Credit Facility in connection with such Subsidiary Guarantor no longer being a borrower, co-obligor or guarantor, an equivalent fee (based upon the magnitude of the outstanding Notes compared to the magnitude of such Material Credit Facility) is paid ratably to the holders of the Notes based on the outstanding principal amount thereof. The holders of the Notes shall take such actions and execute such documents as the Company may reasonably request, at the Company’s sole expense, to evidence or confirm such release.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

IDEXX LABORATORIES, INC.

By:	/s/ Brian P. McKeon
	Name:	Brian P. McKeon
	Title:	Executive Vice President and Chief Financial Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Jessica L. Maizel
Name:	Jessica L. Maizel
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jessica L. Maizel
Name:	Jessica L. Maizel
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jessica L. Maizel
Name:	Jessica L. Maizel
Title:	Senior Director

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means the purchase or acquisition by any Person of (a) more than 40% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of another Person, whether or not involving a merger or consolidation with such Person.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Agreement” means that certain Amended and Restated Credit Agreement dated as of May 9, 2013, by and among IDEXX Laboratories, Inc., IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX Europe B.V., the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties thereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party or any Subsidiary of any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans or any benefit plan established, administered or maintained by a Governmental Authority.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party or any Subsidiary of any Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

SCHEDULE A

(to Note Purchase Agreement)

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Pooling Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) a majority of the members of the board of directors of the Company shall cease to be comprised of individuals (i) who were directors on the date hereof or (ii) whose election by the board of directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors who were either directors on the date hereof or whose election or nomination was previously so approved; or (c) the acquisition of direct or indirect Control of the Company by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof).

“Change in Control Prepayment Date” is defined in Section 8.8.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means IDEXX Laboratories, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.3.

“Consolidated” or “consolidated” means, with reference to any term defined herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation expense, (iv) amortization expense, (v) non- recurring transaction expenses incurred in connection with Acquisitions, (vi) non- cash charges associated with “Share Based Payments” as described in the Financial Accounting Standards Board Statement 123, as amended, and (vii) extraordinary and other non- recurring non- cash losses and charges, minus (b) non- recurring gains and non- operating gains resulting from divestitures of businesses or other asset disposals.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date minus the amount of such Indebtedness represented by issued but undrawn letters of credit or bank guarantees, and minus Indebtedness incurred as guaranties or repurchase obligations on behalf of non- Subsidiaries under equipment purchase, lease or rental agreements, to (b) Consolidated EBITDA for the Reference Period ended on such date.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount on such date of all Indebtedness of the Company and its Subsidiaries on a consolidated basis, excluding any Indebtedness permitted under Section 10.1(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness convertible at the option of the holder thereof into common stock of the Company, cash or a combination of common stock and cash (as provided in the documentation governing such Indebtedness).

“Credit Party” means the Company and the Subsidiary Guarantors.

“Debt Prepayment Application” means, with respect to any asset disposition, the application by the Company or any Subsidiary thereof of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such asset disposition to pay Senior Indebtedness of the Company or such Subsidiary.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Designated Person” means a Person (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (an “SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; or (c) in which a Person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.6.

“Disposition Prepayment Date” is defined in Section 8.9.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders- in- council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release or presence of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equal and Ratable Liens” is defined in Section 10.2.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302, 303, 304 and 305 of ERISA and Sections 412, 430, 431, 432 and 436 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Sections 412 and 431 of the Code or Sections 302 and 304 of ERISA), whether or not waived, or the determination that any Multiemployer Plan is in either “endangered status” or “critical status” (as defined in Section 432 of the Code or Section 305 of ERISA), or the failure of any Plan that is not a Multiemployer Plan to satisfy the minimum funding standards of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, or the determination that any Plan that is not a Multiemployer Plan is in “at- risk” status (as defined in Section 430(i) of the Code or Section 303(i) of ERISA) or the imposition of any lien on the Company or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” is defined in Section 11.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is a borrower or guarantor under a Material Credit Facility, but does not Guarantee Indebtedness of the Company or any US Subsidiaries under a Material Credit Facility.

“Executive Order” has the meaning assigned to such term in the definition of “Sanctions Laws and Regulations”.

“Foreign Subsidiary” means each Subsidiary that is organized outside of the United States of America, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 9.1, 9.2, 9.6, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder or any successor law purported to cover the same subject matter, as amended from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities securing any Indebtedness.

“Make-Whole Amount” is defined in Section 8.6.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition, of the Company and the Subsidiaries taken as a whole, or (b) the validity, legality, binding effect or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the holders of the Notes hereunder or thereunder.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Bank Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or the Company and any Subsidiary as co-obligors on Indebtedness of the Company, or in respect of which the Company or any Subsidiary otherwise provides a guarantee or other credit support for indebtedness of the Company or any other Subsidiary (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Foreign Subsidiary” means a Subsidiary of the Company organized in a jurisdiction outside of the United States of America which by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Company’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.

“Material Indebtedness” means Indebtedness (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiaries” means, collectively, the Material Foreign Subsidiaries and the Material US Subsidiaries.

“Material US Subsidiary” means a Subsidiary of the Company organized in a jurisdiction within the United States of America which (a) is a Subsidiary Guarantor or (b) by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Company’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Proceeds Amount” means, with respect to any asset disposition of any asset by the Company or any Subsidiary thereof, an amount equal to the difference of (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such

Subsidiary in good faith) received by the Company or Subsidiary in respect of such asset disposition, minus (b) all applicable taxes and all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or Subsidiary in connection with such asset disposition.

“Notes” is defined in Section 1.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of any Credit Party arising under any Transaction Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Credit Party of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 9.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(g) Liens in respect of social regulations or benefit plans imposed by Governmental Authorities of foreign countries in which the Credit Parties or their Affiliates conduct business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) investments by the Company in its Subsidiaries (or Persons that become Subsidiaries at the time of such investment);

(b) investments by Subsidiaries in other Subsidiaries (or Persons that become Subsidiaries at the time of such investment);

(c) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to a Company or any other Subsidiary;

(d) Guarantees constituting Indebtedness not prohibited by Section 10.1;

(e) investments pursuant to Acquisitions; and

(f) investments in non-Subsidiaries (not constituting an Acquisition); provided, that all such investments after the date hereof shall not exceed, in the aggregate, an amount equal to 20% of the Company’s consolidated assets for the most recently ended fiscal quarter for which financial statements are available prior to such investment.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Priority Debt” means, at any time, without duplication, the sum of (i) Indebtedness or other liabilities or obligations of the Company or any Subsidiaries secured by Liens (other than Liens permitted under clauses (a) through (h) of Section 10.2 and any Equal and Ratable Liens), plus (ii) Indebtedness of Subsidiaries of the Company other than Indebtedness permitted under clauses (a) through (h) of Section 10.1.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any asset disposition, the application of the Net Proceeds Amount (or a portion thereof) with respect to such asset disposition to the acquisition by the Company or any Subsidiary of fixed or capital assets of the Company or any Subsidiary or any other assets or property to be used in the business of such Person.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” is defined in Section 8.9.

“Reference Period” means, as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters of the Company and its Subsidiaries ending on such date.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions Laws and Regulations” means, collectively, (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC, and (B) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief executive officer, chief financial officer, treasurer or Vice President of Corporate Finance of the Company.

“Senior Indebtedness” means and includes any Indebtedness of the Company or any Subsidiary thereof owing to any Person other than the Company, a Subsidiary thereof or an Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or any Subsidiary.

“Source” is defined in Section 6.2.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company

“Subsidiary Guarantors” means those Subsidiaries of the Company that execute and deliver the Subsidiary Guarantee Agreement.

“Subsidiary Guarantee Agreement” means, collectively, each guaranty agreement executed by any Subsidiary of the Company in favor of the holders of the Notes pursuant to Section 4.4, Section 9.9 or otherwise.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities (or prices thereof), or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes and the Subsidiary Guarantee Agreement.

“Transactions” means the execution, delivery and performance by each Credit Party of the Transaction Documents to which it is or is to be a party, the issuance of the Notes and the use of the proceeds thereof.

“US Dollars” means the lawful currency of the United States of America.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[FORM OF NOTE]

IDEXX LABORATORIES, INC.

3.72% SENIOR NOTE DUE SEPTEMBER 4, 2026

No. [ ]	September 4, 2014
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, IDEXX LABORATORIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS (or so much thereof as shall not have been prepaid) on September 4, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.72% per annum from the date hereof, payable semiannually, on the 4th day of March and September in each year, commencing with the March or September next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to 5.72%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of the date hereof (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.1(a) and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 1

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IDEXX LABORATORIES, INC.

By:
Name:
Title:

1-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

Matters To Be Covered in

Opinion of Special Counsel to the Company

The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, limitations and qualifications.

1. Each of the Company and each Subsidiary Guarantor being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

2. Each of the Company and each Subsidiary Guarantor being duly qualified and in good standing under the laws of its respective jurisdiction of organization.

3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

4. No conflicts with charter documents and laws.

5. All governmental consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

6. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

7. No violation of Regulations T, U or X of the Federal Reserve Board.

8. Company not an “investment company” under the Investment Company Act of 1940, as amended.

SCHEDULE 4.5

(to Note Purchase Agreement)

IDEXX LABORATORIES, INC.

ONE IDEXX DRIVE

WESTBROOK, ME 04092

INFORMATION RELATING TO PURCHASERS

PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE COMPANY

(Tax I.D. No. 13-5582869)

(1)    All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention:    Investment Services

    Private Group

    2nd Floor

    Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

$35,300,000.00

SCHEDULE B

(To Note Purchase Agreement)

(2)    All other communications:

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010

Attention:    Private Capital Investors

    2nd Floor

    Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:    Office of General Counsel

    Investment Section, Room 1016

    Fax #: (212) 576-8340

(3)    Note(s) to be registered in the name of: New York Life Insurance Company

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

(Tax I.D. No. 13-3044743)

(1)    All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention:    Investment Services

    Private Group

    2nd Floor

    Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2)    All other communications:

New York Life Insurance and Annuity Corporation

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

$36,700,000.00

Attention:    Private Capital Investors

    2nd Floor

    Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:    Office of General Counsel

    Investment Section, Room 1016

    Fax #: (212) 576-8340

(3)    Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

(Tax I.D. No. 13-3044743)

(1)    All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: NYLIAC SEPARATE BOLI 30C

General Account No. 304-6-23970

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:    Investment Services

            Private Group

            2nd Floor

            Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

$3,000,000.00

(2)    All other communications:

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor Room 208

New York, New York 10010-1603

Attention:    Private Capital Investors

            2nd Floor

            Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com

TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:    Office of General Counsel

    Investment Section, Room 1016

    Fax #: (212) 576-8340

(3)    Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

EXHIBIT A

FORM OF SUBSIDIARY GUARANTEE AGREEMENT

SUBSIDIARY GUARANTEE AGREEMENT (this “Guaranty”) dated as of September 4, 2014, made by the undersigned (the “Guarantors”) in favor of the holders from time to time of the senior notes (the “Notes”) issued by IDEXX Laboratories, Inc. (the “Company”) pursuant to that certain Note Purchase Agreement, dated as of July 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Company and the initial holders of such Notes. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement.

PRELIMINARY STATEMENTS:

The Purchasers have entered into certain arrangements with the Company as more fully set forth in the Note Agreement, providing for the purchase of the Notes issued by the Company. The Company owns a substantial amount of the stock or other ownership interests of the Guarantors and is financially interested in their affairs. The Company and the Guarantors are engaged in interrelated businesses, and each Guarantor will derive substantial direct and indirect benefit from extensions of credit under the Note Agreement.

THEREFORE, in order to induce the Purchasers to purchase the Notes under the Note Agreement, the Guarantors agree as follows:

Section 1. Guaranty of Payment. Each Guarantor unconditionally and irrevocably guarantees to the holders of the Notes, the punctual payment of all sums now owing or which may in the future be owing by the Company under the Notes and the Note Agreement, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Transaction Documents. This Guaranty is a guaranty of payment and not of collection only. The holders of the Notes shall not be required to exhaust any right or remedy or take any action against the Company or any other person or entity or any collateral. Each Guarantor agrees that, as between the Guarantors and the holders of the Notes, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Company and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty.

Section 2. Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Transaction Documents. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Transaction Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Transaction Document or Liability, including any increase or decrease in

EXHIBIT A

(To Note Purchase Agreement)

the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non- perfection of any collateral, for all or any of the Transaction Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Transaction Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Transaction Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Transaction Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Company.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Transaction Documents and shall remain in full force and effect until payment in full of all Liabilities.

Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the holders of the Notes on the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though the payment had not been made.

Section 5. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Transaction Documents are no longer in effect. If any amount is paid to any Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the holders of the Notes and shall be promptly paid to such holders to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Transaction Documents. If any Guarantor makes payment to the holder of any Note of all or any part of the Liabilities and all the Liabilities are paid in full, such holder shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.

Section 6. Subordination. Without limiting the rights of the holders of the Notes under any other agreement, any liabilities owed by the Company to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Company, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Company to such Guarantor, if the Required Holders so request, after the occurrence and during the continuation of a Default or Event of Default, shall be collected, enforced and received by such Guarantor as trustee for the holders of the Notes in their individual capacities and shall be paid over to the holders of the Notes on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

Section 7. Payments Generally. All payments by each Guarantor shall be made in the manner and at the place required by the Transaction Documents and shall be made in US Dollars.

Section 8. Without Setoff or Counterclaim. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim.

Section 9. Representations and Warranties. Each Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary corporate and, if required, stockholder action; (ii) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect; (iii) will not violate any law or regulation applicable to such Guarantor in any material respect or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority; (iv) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor; and (v) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any holder of any Note or any information received from any holder of any Note and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Company, the Company’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Company on a continuing basis information concerning the Company; (iii) full and complete access to the Transaction Documents and any other documents executed in connection with the Transaction Documents; and (iv) not relied and will not rely upon any representations or warranties of the holders of the Notes not embodied herein or any acts heretofore or hereafter taken by the holders of the Notes (including but not limited to any review by any holder of any Note of the affairs of the Company); and (c) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor and its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Guaranty, as of the date of this Guaranty.

Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim each holder of any Note and each of its Affiliates may otherwise have, if an Event of Default shall have occurred and be continuing, each holder of any Note and each of its Affiliates shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such

Guarantor at any of such holder’s or such Affiliate’s offices, in US Dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided, that such holder’s or such Affiliate’s failure to give such notice shall not affect the validity thereof.

Section 12. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Required Holders, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Required Holders to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Expenses. Each Guarantor shall reimburse the holders of the Notes on demand for all reasonable costs, expenses and charges (including without limitation the reasonable fees, charges and disbursements of counsel for the holders of the Notes) incurred by the holders of the Notes in connection with the preparation, performance or, after a Default, the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.

Section 17. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor and the holders of the Notes and their respective successors and assigns; provided, that no Guarantor may assign or transfer its rights or obligations under this Guaranty and any such attempted assignment or transfer shall be null and void. Without limiting the generality of the foregoing, subject to the terms of the Note Agreement, the holders of the Notes may assign, sell participations in or otherwise transfer their respective rights under the Transaction Documents to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the holders of the Notes in this Guaranty or otherwise.

Section 18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19. Governing Law; Jurisdiction; Consent to Service of Process. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Each Guarantor (and, by its acceptance of the benefits hereof, each holder of Notes) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Guarantor (and, by its acceptance of the benefits hereof, each holder of Notes) hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor (and, by its acceptance of the benefits hereof, each holder of Notes) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the holder of any Note may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction. Each Guarantor (and, by its acceptance of the benefits hereof, each holder of Notes) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the jurisdiction of any such court, the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in this Section. Each Guarantor (and, by its acceptance of the benefits hereof, each holder of any Note) hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Guarantor (and, by its acceptance of the benefits hereof, each holder of any Note) irrevocably consents to service of process in the manner provided for notices in Section 18 of the Note Agreement. Each Guarantor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in this Section 19 by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18 of the Note Agreement, to the Company, as its agent for the purpose of accepting service of any process in the United States. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this Guaranty will affect the right of any such Person to serve process in any other manner permitted by law. Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

Section 20. WAIVER OF JURY TRIAL. EACH GUARANTOR (AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH HOLDER OF ANY NOTE) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER OF ANY NOTE) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)

ACKNOWLEDGES THAT IT AND SUCH OTHER PERSONS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 21. Integration; Effectiveness; Counterparts; Electronic Execution. This Guaranty alone sets forth the entire understanding of each Guarantor and the holders of the Notes relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the holders of the Notes. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty.

[Section 221. Tax Indemnification.

(a) All payments whatsoever under this Guaranty will be made by each Guarantor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future taxes (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding (collectively, “Taxes”) of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b) If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an

[1]	Sections 22 – 24 to be included in Guaranties signed by Foreign Subsidiaries.

estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or under this Guaranty or in respect hereof or thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein;

(ii) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the applicable Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of such Guarantor no later than 30 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(iii) any combination of clauses (i) and (ii) above;

and provided further that in no event shall any Guarantor be obligated to pay such additional amounts to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such holder.

(c) By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Guarantor all such forms, certificates, documents and returns provided to such holder by the Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the relevant Taxing Jurisdiction and another jurisdiction and (y) provide the Guarantor with such information with respect to such holder as the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 22 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Guarantor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 30 days following a written request of the Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d) On or before the date of this Guaranty, each Guarantor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the jurisdiction in which such Guarantor is organized pursuant to clause (b)(ii) of this Section 22, if any, and in connection with the transfer of any Note, the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

(e) If any payment is made by any Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 22, then, if such holder at its sole discretion exercised in good faith determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such holder shall, in its sole discretion exercised in good faith, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) or (c) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f) Each Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g) If any Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this Section 22, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h) If any Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

(i) The obligations of the Guarantors under this Section 22 shall survive the payment or transfer of any Note and the provisions of this Section 22 shall also apply to successive transferees of the Notes.

Section 23. Certain Taxes. Each Guarantor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or the jurisdiction in which such Guarantor is organized or of any amendment of, or waiver or consent under or with respect to, this Guaranty, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 23, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by such Guarantor hereunder.

Section 24. Obligation to Make Payment in US Dollars. Any payment on account of an amount that is payable hereunder in US Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of US Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of US Dollars that could be so purchased is less than the amount of US Dollars originally due to such holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.]

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